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                                                                   Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 2001, except for Note 15 as to which the date is February 22, 2001, with respect to the consolidated financial statements and schedule of ClinTrials Research Inc. and subsidiaries included in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Inveresk Research Group Inc. for the registration of 000,000 shares of its common stock.



                                        /s/ Ernst & Young LLP


Raleigh, North Carolina
April 2, 2002